Exhibit 8.2

             2010

IFM Investments Limited 26/A, East Wing, Hanwei Plaza No.7 Guanghua Road, Chaoyang District Beijing 100004, People’s Republic of China	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	852 2842 9530 Richard.Hall@conyersdillandpearman.com M#8737387 / D#310390

Attention : The Board of Directors

Dear Sirs,

IFM Investments Limited (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the public offering of American Depositary Shares representing Class A Common Shares of the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the third amended and restated memorandum of association and articles of association of the Company (the “Current M&As”), copies of minutes of a meeting of the members of the Company held on [             ] 2009 and unanimous written resolutions of the board of directors of the Company dated [             ] 2009 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

IFM Investments Limited

             2010

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purpose of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Cayman Islands Taxation “ in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

CONYERS DILL & PEARMAN